UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 23, 2008 (January 17, 2008)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or othis jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)            On January 22, 2008 the Company announced that David J. Steichen, Chief Financial Officer, will be leaving the Company. Mr. Steichen’s employment will terminate effective February 19, 2008; however, Mr. Steichen has agreed to remain with the Company through the Company’s year-end 2007 audit, transition of his duties and the Company's search for a new CFO.  The full text of the press release issued in connection with the announcement is set forth in Exhibit 99.1 which is attached to this Current Report and incorporated by reference as if fully set forth herein.

(c)            On January 22, 2008, the Company announced the election of Joseph T. Dunsmore, 49, to its Board of Directors effective January 17, 2008. In the five years prior to his appointment, Mr. Dunsmore has served as the CEO of Digi International, Inc. The full text of the press release issued in connection with the announcement is set forth in Exhibit 99.2 which is attached to this Current Report and incorporated by reference as if fully set forth herein

(e)            In connection with the event disclosed in Item (b) above, the Company entered into a Severance Agreement and Release of Claims (the “Severance Agreement”) with Mr. Steichen on January 22, 2008.  The Severance Agreement provides that after termination of Mr. Steichen’s employment, the Company will pay him:  i) a lump sum equal to one year’s salary ($220,000); ii) a bonus of $25,000 representing a bonus amount Mr. Steichen was eligible to earn during the fourth quarter of 2007; iii) a bonus of $20,000 if Mr. Steichen completes transition of his duties by February 19, 2008 to the reasonable satisfaction of the Company’s CEO, Elmer Baldwin; iv) a bonus of $25,000 in the event that Mr. Steichen elects to remain with the Company until February 29, 2008 and meets certain performance objectives related to the Company’s Report on Form 10-K; and v) an additional payment of $27,000.  The Severance Agreement also provides for payment of twelve months of Mr. Steichen’s health, dental and life insurance coverage premiums after termination, twelve months of outplacement services and reimbursement for continuing education costs.  In return, the Severance Agreement grants the Company a general release of any past claims by Mr. Steichen against the Company, including but not limited to any discrimination, contractual or other employment-related claims.  The foregoing description of the Severance Agreement is merely intended to be a summary of the Severance Agreement and is qualified in its entirety by reference to the Severance Agreement which is attached to this Current Report as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Severance Agreement and Release of Claims between Analysts International Corporation and David J. Steichen dated January 22, 2008.

99.1	Press Release entitled “Analysts International Announces New Plan to Restore the Company to Profitability” issued by Analysts International Corporation on January 22, 2008.

99.2	Press Release entitled “Analysts International Appoints Joseph T. Dunsmore to Board of Directors” issued by Analysts International Corporation on January 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 23, 2008	ANALYSTS INTERNATIONAL CORPORATION

/s/ Robert E. Woods
Robert E. Woods
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement and Release of Claims between Analysts International Corporation and David J. Steichen dated January 22, 2008.

99.1	Press Release entitled “Analysts International Announces New Plan to Restore the Company to Profitability” issued by Analysts International Corporation on January 22, 2008.

99.2	Press Release entitled “Analysts International Appoints Joseph T. Dunsmore to Board of Directors” issued by Analysts International Corporation on January 22, 2008.